EXHIBIT 99.1

NEWS RELEASE

Cars Announces Format Change to Its 2020 Annual Meeting of Stockholders

CHICAGO, April 23, 2020 – Cars.com Inc. (NYSE: CARS) (“CARS” or the “Company”), a leading digital marketplace and solutions provider for the automotive industry, today announced that due to the ongoing public health impact of the coronavirus pandemic and to support the health and well-being of stockholders, employees, directors, and communities, the CARS 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual meeting format only, via live audio webcast at its previously announced date and time of  May 14, 2020 at 9:00 a.m. Central time. Stockholders will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on March 16, 2020 will be able to vote and ask questions during the meeting through the online platform.

Stockholders of record as of the close of business on March 16, 2020, are still encouraged to vote their shares in advance of the Annual Meeting through one of the below methods, which were described in the proxy materials previously distributed. To vote prior to the meeting, stockholders must take one of the following actions prior to 11:59 p.m. Eastern time on May 13, 2020:

•	Sign, date and promptly mail the proxy card or voting instruction form received with the Proxy Statement;
•	Vote via the Internet (at www.proxyvote.com); or
•	Vote by telephone at 1-800-690-6903.

PARTICIPATING IN THE ANNUAL MEETING

For stockholders of record (i.e., shares held through the Company’s transfer agent, EQ Shareowner Services) as of the close of business on March 16, 2020, to participate in the virtual Annual Meeting, follow the instructions below:

•	Between 10 and 15 minutes before the 9:00 a.m. Central time start on May 14th visit https://web.lumiagm.com/265352344;
•	Click on ‘I have a control number’ and enter the first 13 digits of the control number received on the notice or proxy card;
•	Enter Meeting Code: CARS.COM2020 (case sensitive); and
•	Follow the instructions on the website to cast a vote.

For shares held through an intermediary (i.e., shares held through a bank or broker or other nominee), to participate in the virtual Annual Meeting, follow the instructions below:

•	Stockholders must contact their bank, broker or other nominee.
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To vote at the meeting, stockholders will need to ask their bank, broker or other nominee to furnish them with a legal proxy. In order to ensure that the bank, broker, or other nominee will be able to provide the legal proxy in a timely fashion, stockholders are advised to submit the request to their bank, broker, or other nominee no later than 5:00 p.m. Eastern time on May 1, 2020.

•	Stockholders will need a new control number in order to register for and attend the virtual Annual Meeting. Once you have your new control number, which will be included with your legal proxy sent

•	from your bank, broker or other nominee, to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.
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Stockholders will be required to send a copy of the legal proxy when voting during the virtual Annual Meeting. The website for the meeting will provide the necessary information on how to submit the legal proxy when voting online.

Additional information regarding the ability of stockholders to ask questions during the 2020 Annual Meeting, related rules of conduct and other materials for the 2020 Annual Meeting will be available at https://web.lumiagm.com/265352344. Technical support will be available beginning at 9:00 a.m. Central time on May 14, 2020 through the conclusion of the Annual Meeting by contacting EQ Shareowner Services at 1-800-468-9716.

Except as specifically revised by the information contained herein, this Press Release does not revise or update any of the other information set forth in the Proxy Statement. This Press Release does not alter in any manner either the record date for the Annual Meeting or the date and time of the Annual Meeting. This Press Release should be read in conjunction with the Proxy Statement. From and after the date of this Press Release, any references to the “Proxy Statement” are to the proxy statement as supplemented by materials filed with the U.S. Securities and Exchange Commission. The Proxy Statement and Annual Report are available at investors.cars.com.

About CARS

CARS is a leading digital marketplace and solutions provider for the automotive industry that connects car shoppers with sellers. Launched in 1998 with the flagship marketplace site Cars.com and headquartered in Chicago, the Company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, CARS enables dealerships and OEMs with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share. In 2018, CARS acquired Dealer Inspire®, an innovative technology company building solutions that future-proof dealerships with more efficient operations, a faster and easier car buying process, and connected digital experiences that sell and service more vehicles.

CARS properties include Cars.com, DealerRater®, Dealer Inspire®, Auto.com™, PickupTrucks.com® and NewCars.com®. For more information, visit www.Cars.com.

CARS Media Contact:

Marita Thomas

312-601-5692

mthomas@cars.com

CARS Investor Relations Contact:

Kamal Hamid

312-601-5110

khamid@cars.com

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